SUBSCRIPTION AGREEMENT

                                LitFunding Corp.
                       3700 Pecos McLeod Drive, Suite 200
                             Las Vegas, Nevada 89121
                                  (702)317-1610

The undersigned has received and read the prospectus dated February 4, 2005 ("Prospectus"), and hereby subscribes for _____________ shares of $.001 par value common stock of LitFunding Corp., a Nevada corporation ("Company"), for a subscription price of $0.41 per share ("Offered Shares"). The undersigned hereby agrees that this subscription shall be irrevocable and shall survive the death or disability of the undersigned. Payment of the purchase price for the Offered Shares is due upon subscription.

The undersigned acknowledges that (i) the Company has the right to accept or reject this subscription in whole or in part, (ii) this subscription shall be deemed to be accepted by the Company only when the Company signs this Subscription Agreement; and (iii) the undersigned has relied only on that information specified in the Prospectus.

Number of Offered Shares: _________________. Subscription Amount: ___________ (number of Offered Shares multiplied by $0.41)

Make check payable to:     "LitFunding Corp."

Please print name(s) or title, residence address, and SSN or Tax ID for which the Offered Shares are to be registered.



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Name

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Street

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City                        State                                   Zip Code

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SSN or Tax ID No. (For joint ownership, both parties must provide a Social
Security Number or similar tax identification)

Indicate type of ownership:

( ) Individual Ownership            ( ) Joint Tenants with Right of Survivorship

( ) Community Property              ( ) Tenants in Common

( ) Tenants by the Entirety         ( ) Corporate Ownership

( ) Partnership Ownership           ( ) Custodian for a Minor

( ) Trust (see below)               ( ) IRA or Pension Plan


Date Trust Established:
                           -----------------------------------------------------

Name of Trustee or other Administrator
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


EACH SUBSCRIBER REPRESENTS THAT:

(a) The information contained herein is complete and accurate and may be relied upon, and

(b) The undersigned will notify the Company immediately of any material change in any such information occurring prior to the acceptance of the undersigned's subscription.

(c) The undersigned further confirms that Dr. Morton Reed solicited him/her/it to purchase the Offered Shares of the Company and no other person participated in such solicitation other than Dr. Reed.

(d)     For CALIFORNIA SUBSCRIBERS ONLY:

1. The undersigned herewith acknowledges that he/she/it meets the "super suitability standard" of not less than any one of the following:

        o $250,000 liquid net worth (i.e., a net worth exclusive of home, home furnishings and automobile) plus $65,000 gross annual income;
        o $500,000 liquid net worth;
        o $1,000,000 overall net worth (i.e., inclusive of home, home furnishings and automobile); OR
        o $200,000 gross annual income.

2. The undersigned acknowledges that the Prospectus has not been required to comply with some or all of the merit regulations of the Department of Corporations as found in Title 10, California Code of Regulations, Rule 260.140 et seq., and this offering has not undergone a merit review by the California Department of Corporations.

3. In addition, exemptions for secondary trading of the Offered Shares sold in California will not be available under the California Corporations Code sect. 25104(h). There may be other exemptions available to cover private resales of Offered Shares by the bona fide owner for his/her/its own account without advertising and without being effected by or through a broker dealer in a public offering.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of this ______ day of ____________ 2005. THIS SUBSCRIPTION AGREEMENT MUST BE SIGNED PERSONALLY BY THE SUBSCRIBER AND NOT BY ANY BROKER-DEALER OR AGENT.

FOR INDIVIDUALS:


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Print Name


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Signature



NAME AND SIGNATURE OF JOINT TENANT OR TENANT IN COMMON


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Print Name


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Signature

FOR TRUSTS, CORPORATIONS, PARTNERSHIPS


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Print Name of Entity

By:
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         Print name and capacity (Trustee, President or General Partner) of person making investment decision


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Signature


Agreed to and accepted:

By:      LitFunding Corp.,
         a Nevada corporation

By:
         --------------------------------------------
         Morton Reed
Its:     President